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                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) May 31, 1994
                                                 ------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- - ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
                                                   --------------
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Item 5.  Other Events

         Information contained in a News Release dated May 26, 1994, is incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               The Columbia Gas System, Inc.
                                               -----------------------------
                                                        (Registrant)




                                               By     /s/ R. E. Lowe
                                                 ----------------------------
                                                          R. E. Lowe
                                                       Vice President &
                                                          Controller

Date:  May 31, 1994
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Contacts:          Media -      W. R. McLaughlin (302) 429-5443
                                H. W. Chaddock (302) 429-5261
                   Analysts -   T. L. Hughes (302) 429-5363
                                K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                               May 26, 1994


         COLUMBIA GAS LITIGATION TRANSFERRED TO FEDERAL DISTRICT COURT


                 WILMINGTON, DEL. -- The Columbia Gas System, Inc., (NYSE:CG)

said challenges to intercompany transactions of Columbia Gas Transmission

Corporation, its principal pipeline subsidiary, have been transferred from the

Bankruptcy Court for the District of Delaware to the U.S. District Court of

Delaware by Federal District Court Judge Joseph J. Farnan Jr.  The transfer had been requested on May 13, 1994, by Bankruptcy Court Judge Helen Balick and

agreed to by all parties.

                 A complaint was filed with the Bankruptcy Court in February

1992 by Columbia Gas Transmission's Official Committee of Unsecured Creditors

challenging the validity of secured and unsecured debt Columbia Transmission owes the parent company, its payment of dividends and interest to the parent company and its transfer of natural resource property to another affiliate.

                 The Columbia Gas System, Inc., and Columbia Gas Transmission

have been operating as debtors in possession under Chapter 11 of the Bankruptcy

Code since July 31, 1991.

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